Exhibit 10.2
Asana, Inc.
2020 Equity Incentive Plan
PSU Award Grant Notice (Performance Award)
Asana, Inc. (the “Company”) has awarded to you (the “Participant”) a Performance Award with respect to the number of performance-based restricted stock units specified and on the terms set forth below in consideration of your services (the “PSU Award”). Your PSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which is attached hereto and incorporated herein in its entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.
Participant:    ______________________
Date of Grant:    ______________________
Target Number of PSUs:    ______________________
Maximum Number of PSUs:    ______________________

Vesting Schedule:    The PSUs shall vest as set forth on Exhibit A to the Agreement.
Issuance Schedule:     One (1) share of Common Stock will be issued for each performance-based restricted stock unit which vests in accordance with Exhibit A to the Agreement, at the time set forth in Section 5 of the Agreement.
Participant
Acknowledgements:     By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•The PSU Award is governed by this PSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “PSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•You have read and are familiar with the provisions of the Plan, the PSU Award Agreement and the Prospectus. A copy of the Plan and the Prospectus can be found in the “company documents” section of your E*TRADE account. In the event of any conflict between the provisions in the PSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•The PSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this PSU Award.

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THE COMPANY                PARTICIPANT
ASANA, INC.

By:                                                           By:
(Signature)                 (Signature)

Name:                         Address:
Title:

Attachments: PSU Award Agreement, 2020 Equity Incentive Plan
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Attachment I
Asana, Inc.
2020 Equity Incentive Plan PSU Award Agreement (Performance Award)
As reflected by your PSU Award Grant Notice (“Grant Notice”) Asana, Inc. (the “Company”) has granted you a Performance Award under its 2020 Equity Incentive Plan (the “Plan”) for the number of performance-based restricted stock units as indicated in your Grant Notice (the “PSU Award”). The terms of your PSU Award as specified in this Award Agreement for your PSU Award (the “Agreement”), the Grant Notice, and the vesting terms attached as Exhibit A hereto constitute your “PSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your PSU Award are as follows:
1.Governing Plan Document. Your PSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your PSU Award;
(b)Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the PSU Award; and
(c)Section 8(c) of the Plan regarding the tax consequences of your PSU Award.
Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the PSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Grant of the PSU Award. This PSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of performance-based restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Performance-Based Restricted Stock Units”). Any additional Performance-Based Restricted Stock Units that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance-Based Restricted Stock Units covered by your PSU Award.
3.Dividends. You shall receive no benefit or adjustment to your PSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your PSU Award after such shares have been delivered to you.

4.Withholding Obligations. As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax and/or social security withholding obligations, if any, which arise in connection with your PSU Award (the “Withholding Taxes”) in accordance with the withholding procedures established by the Company. Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the PSU Award. In the event the obligation of the Company or its Affiliate with respect to Withholding Taxes (a “Withholding Obligation”) arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Taxes was greater than the amount withheld by the Company and/or its Affiliate (as applicable), you agree to indemnify and hold the Company and/or its Affiliate (as applicable) harmless from any failure by the Company to withhold the proper amount.
5.Date of Issuance.
(a)The issuance of shares in respect of the Performance-Based Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Performance-Based Restricted Stock Units vests, the Company shall issue to you, in accordance with the Issuance Schedule on the Grant Notice, one (1) share of Common Stock for each vested Performance-Based Restricted Stock Unit. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and
(ii)either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
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6.Transferability. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
7.Corporate Transaction. Your PSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.No Liability for Taxes. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the PSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.
9.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
11.Choice of Law. The interpretation, performance and enforcement of this PSU Award Agreement shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.
12.Questions. If you have questions regarding these or any other terms and conditions applicable to your PSU Award, including a summary of the tax consequences please see the Prospectus.
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Exhibit A
PSU VESTING TERMS
[To be inserted]